SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                         October 18, 2000


                    CROWN RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


      Washington             0-17480             84-1097086
   (State or other         (Commission       (I.R.S. Employer
   jurisdiction of         File Number)      Identification
    incorporation)                               Number)


        1675 Broadway, Suite 2400, Denver, Colorado 80202
             (Address of Principal Executive Offices)

  Registrant's telephone number,
  including area code:                           (303) 534-1030


  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On October 18, 2000 the Company's subsidiary, Solitario Resources Corporation ("Solitario"), completed a corporate reorganization as contemplated by a plan of arrangement between Solitario and Altoro Gold Corp. ("Altoro") of Vancouver, B.C.

     Altoro owns several mineral resource exploration properties in Bolivia and Brazil. Two of these properties are the 126,000 - acre Pedra Branca property in Brazil which covers a favorable Platinum Group Metal (PGM) ultra-mafic complex and the 125,000 - acre Rincon del Tigre property in Bolivia with a PGE bearing ultra mafic complex. Solitario plans on exploring Altoro properties with its own personnel and/or with existing property and new joint venture partners.

     As of the effective date, every shareholder of Altoro was issued one common share of Solitario for every three common shares of Altoro and one Solitario warrant for every three Altoro warrants. As a result, Solitario issued an additional 6,228,894 shares and reserved 825,241 shares for issuance upon the exercise of 825,241 warrants to Altoro warrant holders.

     As a result of this corporate reorganization, the Company's ownership in Solitario is now at 41.3 percent.


Exhibit
Number         Description
2.1            Arrangement Agreement between Altoro Gold Corp of
               Vancouver, B.C. and Solitario Resources
               Corporation to proceed with a merger by way of a Plan of Arrangement.


20.1 Solitario Resources Corporation's Press Release dated October 19, 2000.



                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CROWN RESOURCES CORPORATION



Dated:     November 9, 2000            By:  /s/ James R. Maronick
                                           James R. Maronick
                                        Chief Financial Officer


                       INDEX TO EXHIBITS



Exhibit
Number         Description                                       Page No.
 2.1           Arrangement Agreement between Altoro Gold Corp of
               Vancouver, B.C. and Solitario Resources Corporation to proceed with a merger by way of a Plan of Arrangement.

20.1 Solitario Resources Corporation's Press Release dated October 19, 2000.

                                                            Exhibit 2.1


ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT made as of the 3 RD day of August, 2000.
BETWEEN:
ALTORO GOLD CORP., a corporation incorporated pursuant to the laws of the Province of British Columbia, and having a head office at Suite 709, 700 West
Pender Street, Vancouver, British Columbia, V6C 1G8
("Altoro")
OF THE FIRST PART
AND:
SOLITARIO RESOURCES CORPORATION, a corporation incorporated pursuant to the laws of the State of Colorado, and having a head office at Suite 2400, 1675 Broadway Street, Denver, Colorado, 80202
("Solitario")
OF THE SECOND PART
WHEREAS:
A. Altoro and Solitario wish to proceed with a proposed merger by way of Plan of Arrangement under the Act whereby the Members of Altoro will exchange their Altoro Common Shares for Solitario Common Shares with the result that Altoro will become a wholly-owned subsidiary of Solitario;
B. Altoro proposes to convene a meeting of its Members to consider the Arrangement on the terms set forth in the Plan of Arrangement annexed as Appendix 1 hereto;
C. The board of directors of Altoro has unanimously determined that it would be advisable and in the best interests of Altoro for Altoro to enter into this Agreement;
D. Upon the Arrangement becoming effective, among other things, the outstanding Altoro Common Shares will be exchanged for Solitario Common Shares in accordance with the provisions of this Agreement and the Plan of Arrangement; and
E. The parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Arrangement.
NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:
ARTICLE 1
DEFINITIONS, INTERPRETATION AND APPENDICES
1.1 Definitions
In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:
(a) "Acquisition Proposal" means collectively any enquiries or proposals regarding any merger, amalgamation, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any material sale of Altoro Common
Shares or Altoro Warrants, units or rights or interests therein or thereto or similar transactions involving Altoro or its Subsidiaries;

- 2 -(
b) "Act" means the Company Act, R.S.B.C. 1996, c.62, as amended;
(c) "Agreement" means this arrangement agreement including the Appendices attached hereto, as the same may be supplemented or amended from time to time;
(d) "Altoro" means Altoro Gold Corp., a corporation incorporated under the provisions of the Act;
(e) "Altoro Common Shares" means the common shares without par value which Altoro is authorized to issue;
(f) "Altoro Options" means the rights (whether or not vested) to purchase Altoro Common Shares which are presently or from time to time outstanding;
(g) "Altoro Warrants" means the presently outstanding common share purchase warrants of Altoro entitling the holders to purchase Altoro Common Shares in accordance with the terms and conditions thereof;
(h) "Applicable Laws" means collectively the Competition Act (Canada), the Investment Canada Act, the applicable securities laws of the provinces and territories of Canada, the Act, the Colorado
Business Corporation Act, the rules of the TSE, the CDNX, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, as amended, and state securities or "blue-sky" laws of the states of the United States;
(i) "Arrangement" means the statutory arrangement involving Altoro, the Members and Solitario, pursuant to section 252 of the Act as contemplated by the provisions of this Agreement and the Plan of Arrangement or any amendment or variation thereto made in accordance with the terms thereof;
(j) "Business Day" means a day which is not a Saturday, Sunday or statutory holiday in British
Columbia;
(k) "CDNX" means the Canadian Venture Exchange;
(l) "Court" means the Supreme Court of British Columbia;
(m) "Effective Date" means the date that certified copies of the Final Order and Agreement, including the Plan of Arrangement, are accepted for filing by the Registrar under the Act giving effect to the
Arrangement;
(n) "Effective Time" means 12:01 a.m., Vancouver time, on the Effective
Date;
(o) "Final Order" means the final order of the Court approving the Arrangement pursuant to the Act;
(p) "Information Circular" means the definitive form, together with any amendments thereto, of the management information circular of Altoro prepared in accordance with applicable laws to be sent to the Members in connection with the Meeting;
(q) "Interim Order" means the interim order of the Court pursuant to the application therefor contemplated by section 4.3 hereof;
(r) "Meeting" means the extraordinary meeting of the Members and any adjournment or postponement thereof, to be held to consider, among other things, and, if deemed advisable, approve the
Arrangement;
(s) "Members" means the holders of Altoro Common Shares;

- 3 -(
t) "Person" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;
(u) "Plan of Arrangement" means the plan of arrangement which is attached to this Agreement as
Appendix 1 and any amendment or variation thereto made in accordance with section 6.1 hereof;
(v) "Private Placement" means the private placement by Altoro of up to 1,000,000 units, comprised of an aggregate of 1,000,000 Altoro Common Shares and 500,000 Altoro share purchase warrants;
(w) "Property Agreements" means the property agreements of Altoro listed on Appendix 2;
(x) "Public Documents" means collectively documents or information filed by Altoro under Applicable
Laws, including without limitation Altoro's: (i) 1999 Annual Report to shareholders; (ii) proxy circular relating to Altoro's 2000 Annual Meeting of Shareholders; (iii) 1999 Annual Information
Form; and (iv) report for the quarter ended March 31, 2000;
(y) "Registrar" means the "registrar" as defined in the Act;
(z) "Solitario" means Solitario Resources Corporation, a company incorporated under the laws of the State of Colorado;
(aa) "Solitario Common Shares" means the shares of US$0.01 par value common stock which Solitario is authorized to issue;
(bb) "Solitario Warrants" means share purchase warrants of Solitario entitling holders to purchase
Solitario Common Shares in accordance with the terms and conditions thereof;
(cc) "Subsidiary" means, with respect to a specified body corporate, a body corporate of which more than
50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary;
(dd) "TSE" means The Toronto Stock Exchange; and
(ee) "1933 Act" means the United States Securities Act of 1933, as amended and the rules and regulations thereunder.
1.2 Interpretation Not Affected by Headings
The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the appendices hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.
1.3 Construction
In this Agreement, unless something in the context is inconsistent therewith:
(a) the words "include" or "including" when following any general term or statement are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting it to refer to all other items or matters that could reasonably fall within its broadest possible scope;
- 4 -(
b) a reference to a statute shall be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation;
(c) a reference to time or date is to the local time or date in Vancouver, British Columbia, unless specifically indicated otherwise;
(d) a reference to a particular corporation includes the corporation derived from the amalgamation of the particular corporation, or of a corporation to which such reference is extended by this paragraph (d), with one or more other corporations;
(e) a word importing the masculine gender includes the feminine or neuter and a word importing the singular includes the plural and vice versa; and
(f) a reference to "approval", "authorization", "consent", designation" or "notice' means written approval, authorization, consent, designation or notice unless specifically indicated otherwise.
1.4 Date for Any Action
In the event that any date on which any action is required to be taken hereunder by either of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day in such place, unless otherwise agreed to.
1.5 Currency
All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.
1.6 Accounting Principles
Whenever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the Canadian generally accepted accounting principles from time to time approved by the Canadian
Institute of Chartered Accountants, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.
1.7 Appendices
The following appendix is attached hereto and shall be deemed to be incorporated into and form part of this
Agreement:
Appendix Title
1 Plan of Arrangement
2 Altoro Property Agreements
1.8 Entire Agreement
This Agreement, together with the appendices, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject manner hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

- 5 -ARTICLE
2
ARRANGEMENT
2.1 Arrangement
Altoro and Solitario agree to effect the Arrangement pursuant to the provisions of section 252 of the Act on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement. In particular, Altoro shall as soon as practicable, apply to the Court pursuant to Sections 252 and 254 of the Act for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purposes of considering and, if deemed advisable, approving the Arrangement. If the Arrangement is approved at the Meeting in accordance with the Interim
Order, Altoro will take, as soon as reasonably possible, the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct approving the Arrangement subject to the satisfaction, waiver or release of the conditions set forth in Article 5. If the Final Order is obtained, subject to the satisfaction, waiver or release of the conditions set forth in Article 5, Altoro will file a certified copy of the Final Order for acceptance by the Registrar to give effect to the Arrangement pursuant to Sections 252 and 254 of the Act.
2.2 Effective Date of Arrangement
The Arrangement shall become effective at the Effective Time on the Effective Date, and at such time, among other things: (i) all of the Altoro Common Shares outstanding on the Effective Date will be exchanged for Solitario
Common Shares on the basis of one (1) Solitario Common Share for every three (3) Altoro Common Shares held; (ii) all
Altoro Warrants outstanding on the Effective Date will be exchanged for Solitario Warrants on the basis of one-third
(1/3) of a Solitario Warrant for each (1) one Altoro Warrant held; and
(iii) Altoro will become a wholly-owned
subsidiary of Solitario, on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.
2.3 Commitment to Effect Arrangement
Subject to satisfaction of the terms and conditions of this Agreement and termination pursuant to Article 6, the parties shall each use all reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on October 13, 2000, or on such other date as Altoro and Solitario may mutually determine and, in conjunction therewith, to cause the transactions contemplated by the Plan of Arrangement to be completed prior to the Effective
Date. Without limiting the generality of the foregoing, the parties shall proceed forthwith to apply for the Interim Order and, upon obtainment thereof, Altoro shall call the Meeting and mail the Information Circular to the Members.
2.4 Filing of Final Order
Subject to the rights of termination contained in Article 6 hereof, upon the Members approving the
Arrangement by special resolution in accordance with the provisions of the Act, Altoro obtaining the Final Order and the other conditions contained in Article 5 hereof being complied with, Altoro shall file certified copies of the Final
Order and this Agreement with the Registrar pursuant to section 252 of the Act, together with such other documents as may be required in order to effect the Arrangement and shall request that such certified copy of the Final Order be accepted for filing by the Registrar. Upon such filing and issuance by the Registrar of certified copies of such documents giving effect to the Arrangement pursuant to section 252 of the Act, Solitario and Altoro shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of Altoro
Altoro hereby represents and warrants to Solitario as follows (and acknowledges that Solitario is relying upon these representations and warranties in connection with the entering into of this Agreement):

- 6 -(
a) Altoro has been duly incorporated and organized, and is validly existing as a corporation, under the laws of the Province of British Columbia, and has full corporate power and authority to own its assets and conduct its business as now owned and conducted;
(b) Altoro is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of
Altoro (a "Material Adverse Effect");
(c) each Subsidiary of Altoro has been duly incorporated and organized, and is validly existing as a corporation in good standing, under the laws of its jurisdiction of incorporation as set forth in the Annual Information Form of Altoro dated May 20, 1999 and is duly qualified to carry on business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect;
(d) Altoro and each of its Subsidiaries has complied with and is in compliance with all laws and regulations applicable to the operation of its respective businesses, including the Applicable Laws, except where failure so to comply will not have a Material Adverse Effect, and has all the licences, permits, orders or approvals of, and each of them has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;
(e) the authorized and outstanding Altoro Warrants consist of: (i) 1,417,392 issued warrants, each entitling the holder to purchase one Altoro Common Share for $0.35 until October 24, 2000;
(ii) 275,000 issued warrants, each entitling the holder to purchase one Altoro Common Share for
$0.35 until December 6, 2000; (iii) 483,333 issued warrants, each entitling the holder to purchase one
Altoro Common Share for $0.60 until May 9, 2001;(iv) 300,000 issued warrants, each entitling the holder to purchase one Altoro Common Share for $0.35 until July 28, 2001 and
(v) 500,000 authorized warrants to be issued in connection with the Private Placement each entitling the holder to purchase one Altoro Common Share for $0.35 until one year after the date of issue;
(f) the authorized capital of Altoro consists of 100,000,000 Altoro Common Shares. As of the date hereof, 18,281,115 Altoro Common Shares are issued and outstanding, up to a maximum of
1,700,000 Altoro Common Shares may be issued pursuant to Altoro Options under any Stock Option
Plan and up to a maximum of 2,475,725 Altoro Common Shares may be issued pursuant to Altoro
Warrants. Upon completion of the Private Placement, a maximum of an additional 1,000,000 Altoro
Common Shares will be issued and a maximum of 2,975,725 Altoro Common Shares may be issued pursuant to Altoro Warrants;
(g) other than Altoro Warrants, Altoro Options and the Property Agreements there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Altoro or its Subsidiaries to issue or sell any Altoro Common Shares or any shares of the capital stock of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any Altoro Common Shares or Altoro Warrants, any of its Subsidiaries or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Altoro or any of its Subsidiaries. The holders of outstanding Altoro Common Shares and Altoro
Warrants are not entitled to any pre-emptive or other similar rights;
(h) Altoro has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
(i) other than in connection with or in compliance with the provisions of the Applicable Laws, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Altoro of its obligations under this Agreement;
- 7 -(
j) the execution and delivery of this Agreement by Altoro and the consummation by Altoro of the transactions contemplated by this Agreement have been or will be duly authorized by the board of directors of Altoro and no other corporate proceedings on the part of Altoro are necessary to authorize this Agreement and the transactions contemplated hereby;
(k) this Agreement has been duly executed and delivered by Altoro and constitutes a valid and binding obligation of Altoro, enforceable by Solitario against Altoro in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity;
(l) the execution and delivery by Altoro of this Agreement and performance by it of its obligations hereunder will not:
(i) result in a violation or breach of any provision of:
A. its memorandum or its articles or those of any of its Subsidiaries; or
B. subject to obtaining the required regulatory approvals under the Applicable Laws, any law, regulation, order, judgment or decree to which it or its Subsidiaries is subject or by which it is bound; or
C. any agreement, contract, licence, franchise or permit to which it is a party or by which it or its Subsidiaries is bound;
(ii) give rise to any right of termination, or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity, in any case, or give rise to any rights of first refusal or change in control or influence or any restriction or limitation under any such agreement, contract, licence, franchise or permit; or
(iii) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any of its Subsidiaries other than any such violations, breaches, rights or encumbrances, charges or liens that will not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement;
(m) other than as referred to in Public Documents, or as set forth in a list provided to Solitario of such agreements, there are no agreements material to the conduct of Altoro's business and Solitario has been provided with true and complete copies of all such material agreements. Except as disclosed in writing to Solitario, no approval or consent of any person is needed in order that the agreements continue in full force and effect following consummation of the transactions contemplated hereby;
(n) the Public Documents of Altoro are, as of their respective dates, in compliance in all material respects with the Applicable Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as at the time at which they were filed with applicable securities regulatory authorities;
(o) the audited consolidated balance sheets and related consolidated statement of loss and deficit and consolidated statement of cash flows of Altoro for the fiscal year ending December 31, 1999, and the unaudited consolidated balance sheets and related consolidated statement of loss and deficit and consolidated statement of cash flows for the period ended March 31, 2000 (the "Altoro Financial
Statements") and contained in the Public Documents, were prepared in accordance with generally accepted accounting principles in Canada consistently applied, and fairly present the consolidated financial condition of Altoro at the respective dates indicated and the results of operations of Altoro
(on a consolidated basis) for the periods covered;
(p) since December 31, 1999, and except as disclosed in the Public
Documents:
- 8 -(
i) Altoro and its Subsidiaries have conducted their respective businesses only in the usual, ordinary and regular course and consistent with past practice;
(ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that has had or is reasonably likely to have a Material Adverse Effect has been incurred by
Altoro or its Subsidiaries; and
(iii) there has not been any event that has had or is reasonably likely to have a Material Adverse
Effect;
(q) except as set forth in the Public Documents or as disclosed previously in writing to Solitario, none of Altoro or its Subsidiaries is a party to any written or oral agreement providing for severance or termination payments to, or any employment agreement with, any senior officer or director, and is not a party to any collective bargaining or similar agreement;
(r) except as set forth in the Public Documents or as set forth in documents previously delivered by
Altoro to Solitario, Altoro and its Subsidiaries have no employee benefit plans and Altoro and each of its Subsidiaries has complied with all federal, provincial, state, local or foreign laws relating to wages, fringe benefits and the payment of withholding and similar taxes, has complied with all applicable provisions of all legislation dealing with employees and employee pension and other benefit plans, has made all filings required to be made in connection with such plans and has made in a timely manner all contributions to any such plan that they are required to make, the omission of which would have any Material Adverse Effect;
(s) the corporate records and minute books of Altoro and its Subsidiaries have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects;
(t) to the best of Altoro's knowledge, the business carried on by Altoro and its Subsidiaries complies with all applicable environmental laws;
(u) none of Altoro and its Subsidiaries has received any environmental notice which has not been resolved to the satisfaction of the issuer of the environmental notice, and none of Altoro and its
Subsidiaries is aware of any facts which are reasonably likely to give rise to an environmental notice;
(v) Altoro and its Subsidiaries have obtained all permits required under applicable environmental laws in order for their business to be carried on as now conducted and such permits are valid and in full force and effect;
(w) to the best of Altoro's knowledge, all hazardous substances disposed of, treated or stored on or off site of the respective mineral tenures of Altoro and its Subsidiaries have been disposed of, treated and stored in compliance with all applicable environmental laws;
(x) each of Altoro and its Subsidiaries has prepared in a true, correct and complete manner, and duly and timely filed or cause to be filed, all tax returns, material elections, filings and reports required to be filed by it, has paid or caused to be paid, all taxes which are now due and payable in all material respects, and has made adequate provision in the Altoro Financial Statements for all the taxes to become due, as the case may be; and with respect to any period after March 31, 2000, no liability for taxes has arisen for Altoro or its Subsidiaries, except for taxes in the ordinary course of its business;
(y) each of Altoro and its Subsidiaries has made adequate and timely installments on account of material taxes for each period ending on or prior to the date of this Agreement;
(z) each of Altoro and its Subsidiaries has withheld from payments made to its past or present employees, officers and directors, and to non-residents, the required amount in respect of taxes and other deductions to be withheld therefrom, and has remitted any withheld amounts to the applicable governmental entity within the required time periods under the applicable tax legislation;
- 9 -(
aa) neither Altoro nor any of its Subsidiaries has received any refund of taxes or any credit against taxes from any relevant governmental entity to which it was not entitled and which has not been returned to any relevant governmental entity;
(bb) all tax returns of Altoro and its Subsidiaries have been filed and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for filing of any tax return, election or designation or the payment of any taxes;
(cc) there is not now any claim concerning any tax liability of Altoro or any its Subsidiaries either (a) claimed or raised by any governmental entity in writing; or (b) as to which Altoro has knowledge;
(dd) to the best of Altoro's knowledge, neither Altoro nor any of its Subsidiaries has any liability for the taxes of any other corporation under any applicable tax law as a transferee, successor, by contract, operation of law or otherwise;
(ee) except as set forth or reflected in the Public Documents, or as disclosed previously in writing to
Solitario, there is no claim, action, proceeding or investigation pending or, to the knowledge of
Altoro, threatened against or relating to Altoro or any of its Subsidiaries or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Altoro aware of any basis for any such claim, action, proceeding or investigation. Neither Altoro nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a Material
Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this
Agreement.
3.2 Representations and Warranties of Solitario
Solitario hereby represents and warrants to Altoro as follows (and acknowledges that Altoro is relying upon these representations and warranties in connection with the entering into of this Agreement):
(a) Solitario has been duly incorporated and organized, and is validly existing, as a company under the laws of the State of Colorado, and has full corporate power and authority to own its assets and conduct its business, as now owned and conducted;
(b) Solitario is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of
Solitario;
(c) Solitario has complied with and is in compliance with all laws and regulations applicable to the operation of its business, including the Applicable Laws, except where failure so to comply will not have a Material Adverse Effect, and has all the licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business;
(d) the authorized capital of Solitario consists of 50,000,000 Solitario Common Shares and 10,000,000 shares of US$0.01 par value preferred shares and as of the date hereof, 16,854,521 Solitario Common
Shares and no preferred shares are issued and outstanding;
(e) other than 1,749,750 employee stock options, there are no options, warrants, conversion privileges, calls or other rights, agreements, arrangements, commitments or obligations of Solitario to issue or sell any Solitario Common Shares or any securities or obligations of any kind convertible into or exchangeable for any Solitario Common Shares, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the
- 10 -book
value, income or any other attribute of Solitario. The holders of outstanding Solitario Common
Shares are not entitled to any pre-emptive or other similar rights;
(f) Solitario has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;
(g) other than in connection with or in compliance with the provisions of the Applicable Laws, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Solitario of its obligations under this Agreement;
(h) the execution and delivery of this Agreement by Solitario and the consummation by Solitario of the transactions contemplated by this Agreement have been or will be duly authorized by its board of directors of Solitario and no other corporate proceedings on the part of Solitario are necessary to authorize this Agreement and the transactions contemplated hereby;
(i) this Agreement has been duly executed and delivered by Solitario and constitutes a valid and binding obligation of Solitario, enforceable by Altoro against Solitario in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity;
(j) the execution and delivery by Solitario of this Agreement and the performance by it of its obligations hereunder will not:
(i) result in a violation or breach of any provision of:
A. its articles of incorporation or by-laws;
B. subject to obtaining all required regulatory approvals under the Applicable Laws, any law, regulation, order, judgment or decree to which it is subject or by which it is bound;
C. any agreement, contract, licence, franchise or permit to which it is a party or by which it is bound; or
(ii) give rise to any right of termination, or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity, in any case, or give rise to any rights of first refusal or change in control or influence or any restriction or limitation under any such agreement, contract, licence, franchise or permit; or
(iii) result in the imposition of any encumbrance, change or a lien upon any of its assets, other than any such violations, breaches, rights or encumbrances, charges or liens that will not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement;
(k) other than as referred to in the public documents of Solitario filed under Applicable Laws, there are no agreements material to the conduct of Solitario's business and Altoro has been provided with true and complete copies of all such material agreements or access thereto. Except as disclosed in writing to Altoro, no approval or consent of any person is needed in order that the agreements continue in full force and effect following consummation of the transactions contemplated hereby;
(l) other than in connection with or in compliance with the provisions of the Applicable Laws no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Solitario for the consummation of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement;
- 11 -(
m) the documents or information of Solitario filed by Solitario under Applicable Laws are, as of their respective dates, in compliance in all material respects with such Applicable Laws and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as at the time they were filed with applicable securities regulatory authorities;
(n) the audited consolidated balance sheets and related consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity of Solitario for the fiscal year ending December 31, 1999, and the unaudited consolidated balance sheets and related consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders' equity for the period ended March 31, 2000, and contained in the public documents of Solitario filed under Applicable Laws, were prepared in accordance with generally accepted accounting principles in the United States consistently applied, and fairly present the consolidated financial condition of Solitario at the respective dates indicated and the results of operations of Solitario (on a consolidated basis) for the periods covered;
(o) since December 31, 1999, and except as disclosed in the public documents of Solitario:
(i) Solitario has conducted its business only in the usual, ordinary and regular course and consistent with past practice;
(ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that has had or is reasonably likely to have a Material Adverse Effect has been incurred; and
(iii) there has not been any event that has had or is reasonably likely to have a Material Adverse
Effect;
(p) the corporate records and minute books of Solitario have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects; and
(q) except as set forth or reflected in the public documents of Solitario filed under Applicable Laws, or as disclosed previously in writing to Altoro, there is no claim, action, proceeding or investigation pending or, to the knowledge of Solitario, threatened against or relating to Solitario or affecting its properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Solitario aware of any basis for any such claim, action, proceeding or investigation. Solitario is not subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect or prevent or materially delay consummation of the transactions contemplated by this Agreement.
ARTICLE 4
COVENANTS
4.1 Covenants of Solitario
Solitario hereby covenants and agrees with Altoro that from the date hereof until the Effective Date:
(a) Solitario shall conduct its business only in, not take any action except in, and maintain its facilities in, the usual, regular and ordinary course of business and consistent with past practice except as otherwise agreed by Altoro;
(b) Solitario shall not directly or indirectly do or permit to occur any of the following:
(i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose, of or encumber (or permit any of its subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):
- 12 -A.
any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, any capital stock of Solitario other than pursuant to the exercise of Solitario Warrants; or
B. except in the ordinary course of business, any assets of Solitario;
(ii) amend or propose to amend its articles;
(iii) split, combine or reclassify any outstanding Solitario Common Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Solitario Common Shares;
(iv) redeem, purchase or offer to purchase any Solitario Common Shares or other securities of
Solitario;
(v) merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, or sell all or substantially all of its assets to, any corporation, Person, partnership or other business organization whatsoever or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transaction as contemplated hereby;
(vi) reduce the stated capital of Solitario;
(vii) acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division;
or
(viii) incur or commit to incur any indebtedness for borrowed money or issue any debt securities except for the borrowing of working capital in the ordinary course of business and consistent with past practice;
(c) Solitario will not enter into any transaction or incur any obligation if the same would have a material adverse effect on Solitario or the Arrangement, other than in the ordinary course of business;
(d) Solitario shall:
(i) use its best efforts to preserve intact its business organizations and goodwill;
(ii) not take any action that would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the
Effective Time if then made; and
(iii) promptly notify Altoro orally and in writing of any material adverse change in the normal course of its business or in the operation of its properties, and of any material governmental or third party complaints, investigations or hearings (or communication indicating that the same may be contemplated);
(e) Solitario will, on or before the Effective Date, conditionally allot and reserve for issuance a sufficient number of Solitario Common Shares to meet the obligations of Solitario under this Agreement and the Plan of Arrangement;
(f) Solitario will provide to Altoro in a timely manner any information and documents requested by
Altoro to make any necessary filings under Applicable Laws; and
(g) Solitario shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it, under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give
- 13 -effect
to the Arrangement and related transactions as described in the Information Circular and, without limiting the generality of the foregoing, Solitario shall seek and cooperate with Altoro in seeking:
(i) the Interim and Final Order as provided for in section 4.3, and
(ii) such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.3.
4.2 Covenants of Altoro
Altoro hereby covenants and agrees with Solitario that except as otherwise contemplated by this Agreement from the date hereof until the Effective Date:
(a) Altoro shall, and shall cause each of its Subsidiaries to conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business and consistent with past practice, except as otherwise agreed to by
Solitario;
(b) Altoro shall not directly or indirectly do or permit to occur any of the following:
(i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose, of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):
A. any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, any capital stock of Altoro or any of its
Subsidiaries other than pursuant to the exercise of the Altoro Options and Altoro
Warrants and the Private Placement; or
B. except in the ordinary course of business, any assets of Altoro or any of its
Subsidiaries;
(ii) amend or propose to amend its articles or those of any of its Subsidiaries;
(iii) split, combine or reclassify any outstanding Altoro Common Share or Altoro Warrant, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Altoro Common Shares or Altoro Warrants;
(iv) redeem, purchase or offer to purchase (or permit any of its Subsidiaries to redeem, purchase or offer to purchase) any Altoro Common Shares or Altoro Warrants or other securities of
Altoro or any of its Subsidiaries;
(v) merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, or sell all or any part of its assets to, any corporation, Person, partnership or other business organization whatsoever or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transaction as contemplated hereby;
(vi) reduce the stated capital of Altoro or of any of its Subsidiaries;
(vii) acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division;
or
- 14 -(
viii) incur or commit to incur any indebtedness for borrowed money or issue any debt securities except for the borrowing of working capital in the ordinary course of business and consistent with past practice;
(c) Altoro shall not, and shall cause each of its Subsidiaries to not:
(i) enter into or modify any employment, severance, collective bargaining or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors other than pursuant to agreements previously entered into; or
(ii) in the case of employees who are not officers or directors, take any action other than in the ordinary, regular and usual course of business and consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;
(iii) adopt or amend any bonus, profit sharing, incentive, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;
(d) Altoro shall use its best efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;
(e) Altoro shall:
(i) use its best efforts, and cause each of its Subsidiaries to use its best efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it or its Subsidiaries;
(ii) not take any action, or permit any of its Subsidiaries to take any action that would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the Effective Time if then made; and
(iii) promptly notify Solitario orally and in writing of any material adverse change in the normal course of its or any of its Subsidiaries' businesses or in the operation of its or any of its
Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' properties, and of any material governmental or third party complaints, investigations or hearings (or communication indicating that the same may be contemplated);
(f) Altoro will provide to Solitario in a timely manner any information and documents requested by
Solitario to make any necessary filings under Applicable Laws;
(g) Altoro will convene the Meeting on or about October 4, 2000 and will solicit proxies to be voted at the Meeting in favour of the approval of this Agreement, the Arrangement and the other matters incidental to the Arrangement;
(h) Altoro shall, in a timely and expeditious manner, file the Information Circular in all jurisdictions where the Information Circular is required to be filed by Altoro and mail or caused to be mailed the Information Circular to the Members of record, the directors of Altoro and the auditors of Altoro all in accordance with the terms of the Interim Order and applicable law;
- 15 -(
i) Altoro shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the transactions as described in the Information Circular and, without limiting the generality of the foregoing, Altoro shall seek:
(i) the approval of the Members required for the implementation of the Arrangement,
(ii) the Interim and Final Order as provided for in section 4.3, and
(iii) such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.3.
4.3 Interim Order and Final Order
Altoro will apply to the Court, pursuant to subsection 252 of the Act for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of, among other matters, considering and, if deemed advisable, approving the Arrangement. Altoro covenants and agrees that if the approval of the Arrangement by the Members of Altoro as set out in subsection 5.1(a) hereof and the Interim Order is obtained, as soon as practicable thereafter, Altoro will take the necessary actions to submit the Arrangement to the Court for approval and apply for the Final Order in such fashion as the Court may direct and in doing so, advise the Court, prior to the granting of the Final
Order that, if the Arrangement is approved, the Solitario Common Shares to be issued pursuant to the Arrangement will not require registration under the 1933 Act by virtue of section 3(a)(10) thereof and, subject to compliance with any of the other conditions provided for in Article 5 hereof and to the rights of termination contained in Article 6 hereof, file, as soon as practicable thereafter, pursuant to subsection 252 of the Act, a certified copy of the Final Order and this Agreement, together with such other documents as may be required, with the Registrar, to give effect to the Arrangement.
4.4 Cooperation, Consents and Approvals
Each party will, and will cause its Subsidiaries to, cooperate and use their respective reasonable efforts:
(a) to obtain, before the Effective Date, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic and foreign courts, governmental or regulatory agencies, boards, commissions or other authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated hereby; and
(b) to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary or advisable under applicable laws and regulations to permit the completion of the Arrangement in accordance with the provisions of this Agreement and the Plan of Arrangement.
4.5 Non-Solicitation
From and after the date of this Agreement, Altoro agrees that it will not, directly or indirectly, through any director, officer, employee, representative or agent of Altoro or any of its Subsidiaries: (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; (iii) approve or recommend any Acquisition Proposal;
or (iv) cause Altoro to enter into any agreement related to any Acquisition Proposal; provided that, and subject to section 4.6, notwithstanding the preceding part of this section and any other provision of this Agreement, nothing will prevent the board of directors of Altoro from considering, negotiating, approving, recommending to the members, or entering into an Agreement in respect of an unsolicited bona fide written Acquisition Proposal that the board of directors of Altoro determines in good faith, after consultation with financial advisors and after receiving advice of outside counsel advising the board of directors of Altoro that failure to take such action would be inconsistent with their fiduciary duties, would, if consummated in accordance with its terms, result in a transaction more favourable to the
- 16 -Members
than the transaction contemplated by this Agreement and having a value per Altoro Common Share greater than the per share value attributable thereto under the transaction contemplated by this Agreement (any such Acquisition
Proposal being referred to herein as a "Superior Proposal").
4.6 Notice of Superior Proposal Determination
(a) Altoro will immediately notify Solitario, at first orally and then in writing, of all current Acquisition
Proposals and of all future Acquisition Proposals of which Altoro's board of directors or senior officers are or become aware, or any amendments to the foregoing, or any request for non-public information relating to Altoro or any Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Altoro by any Person that informs Altoro or such
Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal and shall provide such details of the proposal, inquiry or contact as Solitario may reasonably request including the identity of the person making such proposal, inquiry or contact.
(b) If Altoro receives a request for material non-public information from a Person who proposes a bona fide Acquisition Proposal in respect of Altoro (the existence and content of which have been disclosed to Solitario), and the board of directors of Altoro determines that such proposal would likely be a
Superior Proposal pursuant to section 4.5 having received the advice referred to therein, then, and only in such case, the board of directors of Altoro may, subject to the execution by such Person of a confidentiality agreement containing a standstill provision, provide such Person with access to information regarding Altoro or any of its Subsidiaries; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal, and provided further that Altoro sends a copy of any such confidentiality agreement to Solitario immediately upon its execution and Solitario is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.
(c) Altoro shall not accept, approve, recommend or enter into any agreement in respect of an Acquisition
Proposal (other than a confidentiality agreement contemplated in section 4.6(b)) on the basis that it would constitute a Superior Proposal unless: (i) it has provided Solitario with a copy of the
Acquisition Proposal document which the board of directors of Altoro has determined would be a
Superior Proposal; and (ii) five Business Days have elapsed from the later of the date Solitario received notice of Altoro's proposed determination to accept, approve, recommend or enter into an
Agreement in respect of such Acquisition Proposal and the date Solitario received a copy of the
Acquisition Proposal. For greater certainty, Altoro shall be entitled to adjourn or delay the Meeting for a period of five Business Days from the date of receipt of such Acquisition Proposal, provided however, that the Meeting shall not be adjourned beyond October 31, 2000.
(d) During such five Business Day period, Altoro acknowledges that Solitario shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Plan of Arrangement.
The board of directors of Altoro will review any offer to amend the terms of this Agreement made by Solitario, in good faith in order to determine, in the discretion of the board of directors of Altoro and in the exercise of their fiduciary duties, whether Solitario's offer to amend the terms of this
Agreement upon acceptance by Altoro would result in the Acquisition Proposal not being a Superior
Proposal. If the board of directors of Altoro so determines, Altoro will enter into an amended agreement with Solitario reflecting Solitario's amended proposal. If the board of directors of Altoro continues to believe, in good faith and after consultation with financial advisors and outside counsel, that the Acquisition Proposal is nonetheless a Superior Proposal and therefore reject Solitario's amended proposal, Altoro will pay to Solitario the Break Fee payable to Solitario under section 4.7 as required thereunder.
(e) Altoro shall promptly reaffirm its recommendation of the Arrangement by press release after: (i) any
Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made; or (ii) Solitario increases (by written notice to Altoro), within five Business Days after
- 17 -receiving
written notice from Altoro pursuant to this section 4.6, the consideration offered under the
Arrangement to match or better the consideration under a Superior Proposal.
(f) Altoro also acknowledges and agrees that each successive material modification of any Acquisition
Proposal will constitute a new Acquisition Proposal for purposes of this subsection 4.6.
(g) Altoro shall ensure that its officers, directors and employees and its Subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this section 4.6.
4.7 Break Fee
(a) If, (i) Altoro terminates in a manner adverse to Solitario, their approval or recommendation of the terms of this Agreement other than pursuant to section 4.6, or approves or recommends any Superior
Proposal, or determines at the conclusion of the process set out in section
4.6 that any Acquisition
Proposal is a Superior Proposal, or resolves to take any of the foregoing actions; or (ii) Altoro is in default in any material respect under this Agreement; then in any such case Altoro shall pay to
Solitario cash (the "Break Fee") equal to four percent (4%) of the value of Altoro's Common Shares to be determined on the basis of the average of the closing prices of the Altoro Common Shares on the CDNX for the twenty (20) days ending on the the date of termination of this Agreement (the
"Average Price"). Solitario has the option to receive the Break Fee all or in part in Altoro Common
Shares on the basis of the Average Price.
(b) In the event that: (i) this Agreement is terminated except through the fault of Solitario or due to failure to obtain required regulatory approvals; or (ii) the Break Fee is payable, then Altoro shall pay to
Solitario within 10 business days following the date of the termination of this Agreement full reimbursement to Solitario for any and all expenses paid or required to be paid by Solitario, or other costs incurred by Solitario, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, amounts paid or payable to its respective financial advisors and its counsel, if any, its auditors, legal counsel, printers, transfer agent and other arm's length third parties that perform services on its behalf in connection with the negotiation of this Agreement, the due diligence review conducted by Solitario in connection with the entering into of this Agreement.
4.8 Material Changes
Each of the parties will advise the other party orally and in writing of any material change with respect to it or its Subsidiaries on a consolidated basis promptly after it has occurred and will promptly send to the other parties a copy of any press release or material change reports filed by it with securities regulatory authorities.
4.9 Notification
Each of the parties will promptly notify the other party if any of the representations and warranties made by it in this Agreement ceases to be true, accurate and complete in any material respect and of any failure to comply in any material respect with any of its obligations hereunder.
ARTICLE 5
CONDITIONS
5.1 Conditions Precedent for the Benefit of Solitario
The obligation of Solitario to complete the transactions contemplated by this Agreement shall be subject to satisfaction on or before the Effective Date of the following conditions each of which is for Solitario's exclusive benefit and may be assented or waived by it in its sole discretion at any time, in whole or in part:
(a) Solitario shall have been satisfied that since December 31, 1999, there has been no undisclosed action prior to the date hereof, nor any action (whether disclosed or undisclosed) subsequent to the date hereof and prior to the Effective Date, by any person or company other than Solitario, including a
- 18 -governmental
or regulatory authority, or by Altoro, any Subsidiary or associate of Altoro or the directors or senior officers of Altoro or any of their respective Subsidiaries or associates, or event or circumstance, that has resulted in, or may in the opinion of Solitario acting reasonably result in, a
Material Adverse Effect;
(b) any agreement, understanding or commitment by Altoro or any Subsidiary or associate of Altoro made or entered into on or after the date hereof to sell, transfer, lease or dispose of any material asset or part thereof of Altoro or of any Subsidiary or associate of Altoro or to make any other material change in the business, operations, assets, liabilities, capital, financial condition or affairs of Altoro considered as a whole being satisfactory to, and approved in writing by, Solitario;
(c) no undisclosed action prior to the date hereof but subsequent to December 31, 1999, nor any action
(whether disclosed or undisclosed) subsequent to the date hereof, by any person or company other than Solitario, including any action by a governmental or regulatory authority, by Altoro, any
Subsidiary or associate of Altoro or by any director or senior officer of Altoro or any of its
Subsidiaries or associates, or event or circumstance, shall result in a Material Adverse Effect;
(d) the unconditional release or waiver on terms reasonably satisfactory to Solitario and to its counsel by all applicable third parties of all material provisions contained in any indenture, instrument, agreement, undertaking or commitment relating to any indebtedness for, or in respect of, borrowed money, or relating to any development agreement, joint venture agreement, partnership agreement, co-ownership agreement or other agreement relating to the conduct of business or the ownership of material assets by Altoro, or any Subsidiary or associate of Altoro, to which Altoro or any Subsidiary or associate of Altoro is a party, that are required in connection with the transaction contemplated by this Agreement;
(e) Solitario shall have entered into a consulting agreement with Ross Beaty to retain the services of Mr. Beaty;
(f) the board of directors of Altoro shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Altoro and the Subsidiaries, to permit the consummation of the Arrangement;
(g) the board of directors of Altoro shall have made and shall not have modified or amended, in a manner adverse to Solitario, prior to the Meeting, an affirmative recommendation that the holders of the
Altoro Shares approve the Arrangement;
(h) all outstanding Altoro Options and Altoro Warrants to purchase or otherwise acquire authorized and unissued Altoro Common Shares under option, rights, privilege or other entitlement as at the date hereof shall have been exercised in full or irrevocably released, surrendered and waived by the holders thereof on terms and conditions satisfactory to Solitario; and
(i) the representations and warranties of Altoro as set out in this Agreement shall be true and correct as of the Effective Date as if they were made on and as of such date, except as affected by the transaction contemplated or permitted by this Agreement.
5.2 Conditions Precedent for the Benefit of Altoro
The obligation of Altoro to complete the transactions contemplated by this Agreement shall be subject to satisfaction on or before the Effective Date of the following conditions each of which is for Altoro's exclusive benefit and may be assented or waived by it in its sole discretion at any time, in whole or in part:
(a) Altoro shall have been satisfied that since December 31, 1999, there has been no undisclosed action prior to the date hereof, nor any action (whether disclosed or undisclosed) subsequent to the date hereof and prior to the Effective Date, by any person or company other than Altoro, including a governmental or regulatory authority, or by Solitario, or associate of Solitario or the directors or senior officers of Solitario or any of their respective associates, or event or circumstance, that has
- 19 -resulted
in, or may in the opinion of Altoro acting reasonably result in, a material adverse change in the business, results of operations, assets, liabilities, prospects, financial condition or affairs of
Solitario considered as a whole;
(b) the board of directors of Solitario shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Solitario to permit the consummation of the Arrangement and the issue of the Solitario Common Shares contemplated thereby;
(c) no undisclosed action prior to the date hereof but subsequent to December 31, 1999, nor any action
(whether disclosed or undisclosed) subsequent to the date hereof, by any person or company other than Altoro, including any action by a governmental or regulatory authority, by Solitario, or any
Subsidiary or associate of Solitario or by any director or senior officer of Solitario or any Subsidiary or associates of Solitario, or event or circumstance, shall result in a material adverse change in the business, results of operations, assets, liabilities, prospects, financial condition or affairs of Solitario considered as a whole; and
(d) the representations and warranties of Solitario as set out in this Agreement shall be true and correct as of the Effective Date as if they were made on and as of such date, except as affected by the transaction contemplated or permitted by this Agreement.
5.3 Mutual Conditions Precedent
The respective obligations of Solitario and Altoro to complete the transactions contemplated by this Agreement and the obligation of Altoro to file a copy of the Final Order and a certified copy of this Agreement with the Registrar shall be subject to the satisfaction, on or before the Effective Date of the following conditions:
(a) the Arrangement, with or without amendment, shall have been approved and adopted at the Meeting by the Members in accordance with the provisions of the Act and the Interim Order and the
Arrangement shall have otherwise been approved and adopted by the requisite majorities of persons entitled or required to vote thereon as determined by the Court;
(b) the Interim Order shall have been granted in form and substance satisfactory to Altoro;
(c) the Final Order shall have been obtained in form and substance satisfactory to Altoro and having regard to this Agreement and a certified copy, together with a certified copy of this Agreement, and any other required documents, shall have been accepted by the Registrar for filing;
(d) the CDNX and TSE shall have approved the terms of the Arrangement subject to compliance with the usual requirements of such exchanges;
(e) if a notice of the Arrangement is required under the Competition Act (Canada), the Director of
Investigation and Research appointed under the Competition Act (Canada) shall have advised Solitario in form and on terms satisfactory to it that the Director of Investigation and Research shall not oppose or threaten to oppose the transaction contemplated by this Agreement and Plan of Arrangement, nor make or threaten to make an application under Part VII of that Act in respect of the transaction contemplated by this Agreement and the Plan of Arrangement;
(f) all other consents, orders, rulings, approvals and assurances, including regulatory and judicial approvals and orders (including, without limitation, the consent of the Quebec Securities Commission under Section 50 of the Securities Act (Quebec)) required, necessary or desirable for the Arrangement to become effective shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances, each in a form acceptable to Altoro and Solitario;
(g) no order or decree of any domestic or foreign court, tribunal, governmental agency or other regulatory authority or administrative agency, board or commission, and no law, regulation, policy, directive or order shall be enacted, promulgated, made, issued or applied to cease trade, enjoin, prohibit or impose material limitations on the Arrangement or transactions contemplated thereby; and
- 20 -(
h) this Agreement shall not have been terminated under Article 6 hereof.
5.4 Conditions and Obligations of Each Party
The obligation of each of the parties to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time, and as of such time each such party shall have received a certificate, dated the Effective Date, of a senior officer of each party confirming the same.
5.5 Notice and Cure Provisions
Each party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would or would be likely to:
(a) cause any of the representations or warranties of any party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Date; or
(b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party hereunder prior to the Effective Date.
No party may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 5.1, 5.2, 5.3 and 5.4 or any termination right under
Article 6 unless, prior to the filing of the Final
Order for acceptance by the Registrar pursuant to Section 252 of the Act, the party intending to rely thereon has delivered a written notice to the other party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment or the applicable condition precedent or termination right, as the case may be. If any such notice is delivered, provided that a party is proceeding diligently to cure such matter, no party may terminate this Agreement until the later of the termination date and the expiration of a period of 30 days from such notice, and if such notice has been delivered prior to the date of the Meeting, the Meeting shall be postponed accordingly.
5.6 Arrangement and Closing
Altoro shall promptly advise Solitario as to the date on which certified copies of the Final Order and this Agreement, together with any other required documents, will be filed with the Registrar and upon the acceptance of such certified copies by the Registrar, the parties shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Arrangement.
ARTICLE 6
AMENDMENT AND TERMINATION
6.1 Amendment
Subject to any mandatorily applicable restrictions under the Act or the Final Order, this Agreement (other than the Plan of Arrangement, the amendment provisions of which are set out therein) may, at any time and from time to time before or after the holding of the Meeting, but no later than the Effective Time, be amended by the written agreement of Solitario and Altoro without, subject to applicable law, further notice to or authorization on the part of the Members.
Without limiting the generality of the foregoing, any such amendment may:
(a) change the time for the performance of any of the obligations or acts of Solitario or Altoro herein;
(b) waive any inaccuracies in or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto;
- 21 -(
c) waive compliance with or modify any of the covenants contained herein or waive or modify the performance of any of the obligations of Solitario and Altoro herein; or
(d) waive compliance with or modify any conditions precedent herein contained;
provided that, notwithstanding the foregoing, the terms of section 3.1 of the Plan of Arrangement and subsection 5.1(a) of this Agreement shall not be amended in a manner materially prejudicial to the Members without the approval of the Members given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.
This Agreement and the Plan of Arrangement may be amended in accordance with the Final Order.
6.2 Termination
(a) This Agreement and the Plan of Arrangement may, at any time before or after the holding of the
Meeting but prior to the Effective Date, except as to the payment of the Break Fee be terminated:
(i) by mutual agreement in writing of Solitario and Altoro;
(ii) by Solitario if, prior to termination of this Agreement there is a Superior Proposal and
Solitario does not proceed with an amendment to this Agreement in accordance with section
4.6;
(iii) by Altoro if, prior to termination of this Agreement the board of directors of Altoro determines to proceed with a Superior Proposal in accordance with section 4.6;
(iv) by Altoro at any time on or after December 15, 2000, if by that date, the conditions set forth in section 5.2 have not been satisfied or waived; and
(v) by Solitario at any time on or after December 15, 2000, if by that date, the conditions set forth in section 5.1 have not been satisfied or waived;
without further notice to, or action on the part of the Members for whatever reason it may consider appropriate;
(b) If the Effective Date has not occurred at or before 5:00 p.m. (Vancouver time) on December 15, 2000, this Agreement shall terminate unless the parties shall otherwise agree; and
(c) Either of Altoro or Solitario may, at the discretion of their respective boards of directors, terminate their respective obligations hereunder if prior to the Effective Date there shall occur any material adverse change, as determined by the respective boards of directors, in or with respect to the assets, liabilities (actual or contingent), capital, operations, business or undertaking of the other company.
6.3 Effect of Termination
Upon the termination of this Agreement pursuant to this Article 6 the provisions hereof will become void and neither party shall have any liability or further obligation to perform its obligations hereunder except as otherwise contemplated hereby, and provided that, neither the termination of this Agreement nor anything contained in this section
6.3 shall relieve any party from any liability for any breach by it of this Agreement.
ARTICLE 7
MERGER
7.1 Merger of Conditions
The conditions set out in sections 5.1, 5.2, 5.3 and 5.4 shall be conclusively deemed to have been satisfied, waived or released upon the delivery to the Registrar pursuant to subsection 252 of the Act of a certified copy of the Final Order and any other required documents to give effect to the Arrangement and any amendments to the memorandum of Altoro and articles of Solitario.

                                                    Exhibit 20.1



                                                            October 19, 2000


                  PLAN OF ARRANGEMENT BECOMES EFFECTIVE

DENVER, COLORADO: Solitario Resources Corporation ("Solitario") is pleased to announce that corporate reorganization as contemplated by the plan of arrangement between Altoro Gold Corp. ("Altoro") and Solitario became effective as of October 18, 2000 (the "Effective Date").

As of the Effective Date, every shareholder of record of Altoro is entitled to receive one common share of Solitario for every three common shares of Altoro. Solitario has requested that shareholders of Altoro exchange their share certificates for Solitario share certificates. The common shares of Solitario issued to Altoro shareholders will be listed on the Toronto Stock Exchange under the symbol "SLR", and the shares of Altoro will be delisted from the Canadian Venture Exchange.

Solitario is a gold, PGE and base metals exploration company actively exploring in Peru, Bolivia and Brazil. Solitario is a 42%-owned subsidiary of Crown Resources Corporation (NASDAQ: CRRS; TSE: CRO) and is traded on the Toronto Stock Exchange under the symbol SLR.

The Toronto Stock Exchange and the Canadian Venture Exchange have neither approved nor disapproved of the contents of this news release.


FOR MORE INFORMATION, CONTACT:
Solitario Resources Corporation:               Altoro Gold Corporation:
Debbie W. Mino:  (800) 229-6827           Joan McCorquodale
Christopher E. Herald                David O'Connor
(303) 534-1030                       (604) 718-9079
E-mail: dwmino@solitarioresources.com     E-mail: info@altoro.com